Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information:

Lee McEnany Caraher
Double Forte
415-863-4900 X202
lcaraher@double-forte.com

OASYS MOBILE ANNOUNCES THIRD QUARTER 2006 RESULTS

Revenues Increase 17% Sequentially

Raleigh, N.C. - November 20, 2006 - Oasys Mobile, Inc. (OTCBB: OYSM), a leading provider of premium mobile media content, products and services, today announced financial results for the third quarter and nine months ended September 30, 2006. Results for the quarter and nine months include:

▪
Total revenue for the third quarter of 2006 totaled approximately $2.12 million, as compared to total revenue of approximately $2.06 million for the third quarter of 2005. Third quarter 2005 results included approximately $431,000 of revenue from the company’s contract with Sports Illustrated, which ended in March 2006. Total revenue for the nine months ended September 30, 2006 totaled approximately $6.04 million compared to $5.84 million for the same period in 2005. The nine months ended September 30, 2005 included approximately $1.4 million of revenue from the company’s contract with Sports Illustrated. Excluding the revenues from the company’s Sports Illustrated contract in 2006 and 2005, the company’s revenues grew approximately 29% for both the third quarter of 2006 and the first nine months of 2006 over the same periods in the prior year.

▪
Net loss from operations for the third quarter of 2006 was approximately $3.91 million compared to a net loss from operations of approximately $1.04 million for the same period in 2005. For the nine-month period ended September 30, 2006, net loss from operations was approximately $7.78 million compared to approximately $2.58 million for the same period in 2005. Operating loss for the third quarter of 2006 and the nine months ended September 30, 2006 includes a charge of approximately $259,000 and $917,000, respectively, related to the expensing of employee stock options, as required by FAS 123R, which were not expensed in 2005. There was also a one-time charge in the third quarter of 2006 and the nine months ended September 30, 2006 for expense related to the modification of stock purchase warrants in conjunction with the securities purchase agreement entered into in November 2005, in connection with the Company’s 6% Senior Secured Convertible Debentures. Operating loss for the third quarter and the nine-month period ended September 30, 2006 also reflected increased technology and product development costs related to developing OasysMobile.com, associated marketing expenses, and severance costs for the former chief executive officer of the Company.

▪
Net loss applicable to common shareholders for the third quarter of 2006 was approximately $5.28 million, or $0.39 per share, compared to approximately $1.09 million, or $0.08 per share, for the same period in 2005. For the nine-month period ended September 30, 2006, net loss applicable to common shareholders was approximately $11.81 million, or $0.87 per share compared to $3.62 million, or $0.27 per share, for the same period in 2005. Net loss for the third quarter of 2006 included the effect of $259,000 for the expensing of stock options, approximately $1.48 million related to the modification of stock purchase warrants in conjunction with the securities purchase agreement entered into in November 2005, in connection with the Company’s 6% Senior Secured Convertible Debentures, and approximately $1.25 million related to amortization of discount on debt and beneficial conversion feature.

▪	As of September 30, 2006, Oasys Mobile’s cash and accounts receivable totaled approximately $4.8 million.

Bernard Stolar, lead director of Oasys Mobile, stated, “During the third quarter, we continued to see growth in our applications business with our new product launches, although total revenues increased only slightly over the third quarter of 2005 due to the conclusion of our relationship with Sports Illustrated in March 2006. Excluding the Sports Illustrated revenue generated in last year’s third quarter, revenue rose more than 29% on a year-over-year basis, reflecting the strength of the numerous other products we launched in 2006 through our carrier relationships. In addition, it is important to note that revenues grew approximately 17% over the second quarter of 2006. We continue to launch new products, particularly games, continue our expansion internationally, and introduce new distribution channels.”

“We have launched a significant amount of content with Sprint under the content aggregation agreement we signed in July 2006. This deal has lead to other content aggregation arrangements that we expect will contribute to our revenue growth in the fourth quarter of 2006 and into 2007. Although this type of distribution arrangement has a lower gross profit percentage than our other wireless application revenues, our delivery costs are low and the majority of the gross profit goes straight to our bottom line.”

“Our Mattel® titles, UNO FreefallTM, Rock’em Sock’em RobotsTM and Toss AcrossTM started launching on several U.S. carriers in the third quarter. We also began working with a partner in Europe to help distribute UNO® Challenge to European carriers. Oasys Mobile will work with this company to jointly market and launch Oasys Mobile’s UNO® Challenge to more than 30 international carriers by the end of 2006, reaching nearly 2 billion potential customers. Our Mattel® products are an important part of our games portfolio and we will be focusing efforts on marketing these products effectively and expanding their distribution, both domestically and in foreign markets.”

“In August 2006, we gave OasysMobile.com a new look which targets a broader demographic and provides our customers the power to create and express their mobile style. In addition, in October 2006, we upgraded the functionality of our portal to introduce the concept of style points and gifting capabilities.”

"We will continue to build on the success we have experienced with our carrier products, specifically our games, by capitalizing on the agreements and initiatives set forth in the third quarter. By concentrating on our strengths, including both our carrier distribution as well as OasysMobile.com, Oasys Mobile will continue to generate strong revenue growth in the fourth quarter of 2006 and beyond.”

Third quarter 2006 operating highlights include:

Carrier distribution business:
-	UNO FreefallTM, a fun and challenging puzzle game based on the popular Mattel® brand UNO®, launched on several carriers at the end of the quarter
-	KerplunkTM and Rock ’Em Sock ’Em RobotsTM, games based on the classic Mattel® titles, launched on several carriers during the quarter
-	Executed agreements with content providers to distribute personalization content, including ringers and wallpapers, to Sprint as part of a content aggregation arrangement
-	Launched UNO® Challenge on over 30 European carriers
-	Co-sponsored UNO® Challenge sweepstakes for Verizon Wireless subscribers who could win a fun-filled vacation to sunny Florida

OasysMobile.com:
-	Launched new site design targeted at a broader demographic designed to help our customers define, express, own and share their mobile style
-	Selected to be the exclusive provider of mobile services for the Vegoose Music Festival
-	Announced a partnership with Redeye Distribution to become the exclusive provider of Flavor Flav mobile content

Conference Call

The Oasys Mobile third quarter conference call will be held at 11:30 am Eastern time on Monday, November 20, 2006. To participate in the call, please dial (877) 407-0778. A live audio webcast of the call will also be available on the company's website, www.oasysmobileinc.com. To listen to the live call online, please visit the site at least 10 minutes early to register, download and install any necessary audio software. The webcast will be archived on Oasys Mobile’s website, and a telephone replay of the call will be available for seven days at (877) 660-6853, using both playback account # 286 and conference ID #220739.

About Oasys Mobile, Inc.

Oasys Mobile, Inc. gives you the power to express Your Mobile Style! As a leading provider of premium mobile media content, products and services, Oasys Mobile delivers a breadth of offerings that are distributed through OasysMobile.com, 20 wireless carriers in the U.S. and another 55 carriers abroad. Oasys Mobile’s leading-edge mobile lifestyle portal is changing the way people create, express and share their mobile style. At www.Oasysmobile.com, consumers can buy, own and keep their mobile content online and stay connected with friends with OMOBB, a mobile community, which allows users to share their camera phone photos directly from their mobile phone. Oasys Mobile, Inc. also develops, publishes and distributes more than 30 branded mobile applications in all major categories, from personalization and games to messaging and entertainment. The Oasys Mobile white-label services give carriers and content companies access to an exciting new venue which will extend their mobile offerings off-deck and reach new customers.

Whether it's OasysMobile.com, the branded mobile products or the white-label service offerings, Oasys Mobile provides consumers the perfect content to answer the question: What's your mobile style?™

This press release contains forward-looking statements that involve risks and uncertainties concerning Oasys Mobile’s business, products, and financial results. Actual results may differ materially from the results predicted. More information about potential risk factors that could affect our business, products, and financial results is included in Oasys Mobile’s annual report on Form 10-K for the year ended December 31, 2005, and in reports subsequently filed by Oasys Mobile with the Securities and Exchange Commission (“SEC”). All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Oasys Mobile’s web site at www.oasysmobileinc.com. Oasys Mobile hereby disclaims any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances.

All trademarks and/or registered trademarks are the property of their respective owners.

# # #

OASYS MOBILE, INC. BALANCE SHEETS (UNAUDITED)

	September 30,	December 31,
	2006	2005
Assets
Current assets:
Cash	$2,961,728	$8,985,158
Accounts receivable	1,835,740	1,072,615
Prepaids and other current assets	489,796	36,172
Total current assets	5,287,264	10,093,945

Equipment, software and furniture, net	156,625	125,839
Total assets	$5,443,889	$10,219,784

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,686,516	$2,319,754
Accrued salaries and related costs	207,066	205,076
Accrued interest	481,584	151,500
Notes payable	77,500	77,500
Current portion of capital lease obligations	14,337	-
Convertible notes payable	8,000,000	-
Discount on convertible notes payable	(3,707,980)	-

Total current liabilities	7,759,023	2,753,830

Long-term liabilities:
Capital lease obligations	22,640	-
Convertible notes payable	-	8,000,000
Discount on convertible notes payable	-	(7,415,960)
Total liabilities	7,781,663	3,337,870

Stockholders’ equity (deficit):
Series A convertible preferred stock, $0.001 par value; 10,000 shares designated, 2,407 shares issued and outstanding at September 30, 2006 and December 31, 2005 (liquidation preference of $2,808,167 as of September 30, 2006)	2,407,295	2,407,295
Common stock, $.001 par value, 185,000,000 shares authorized; 13,646,888 issued and 13,643,038 outstanding at September 30, 2006 and 13,523,554 issued and 13,519,704 outstanding at December 31, 2005	13,643	13,520
Additional paid-in capital	67,792,070	65,369,259
Deferred compensation	-	(85,578)
Unamortized restricted stock	(60,000)	-
Accumulated deficit	(72,263,163)	(60,594,963)
Treasury stock, at cost (3,850 shares)	(227,619)	(227,619)
Total stockholders’ equity (deficit)	(2,337,774)	6,881,914
Total liabilities and stockholders’ equity (deficit)	$5,443,889	$10,219,784

OASYS MOBILE, INC.

STATEMENTS OF OPERATIONS (UNAUDITED)

	Three-Month Period Ended

	September 30, 2006	September 30, 2005
Revenues:
Wireless applications and contracts	$2,116,360	$2,054,744
Wireless license fees	2,000	3,500
Total revenues	2,118,360	2,058,244

Cost of revenues:
Wireless applications and contracts	1,289,890	1,008,937
Total cost of revenues	1,289,890	1,008,937
Gross profit	828,470	1,049,307

Operating expenses:
General and administrative	848,408	659,831
Research and development	1,006,250	916,284
Sales and marketing	1,128,856	503,932
Non-cash compensation ($116,375 general and
administrative, $48,306 research and development
and $94,810 sales and marketing)	259,491	6,995
Modification of warrants in conjunction with the
Securities Purchase Agreement	1,478,585	-
Non-cash consulting expense	20,000	5,207
Total operating expenses	4,741,590	2,092,249
Loss from operations	(3,913,120)	(1,042,942)

Interest expense	(73,663)	(653)
Amortization of discount on debt and beneficial conversion feature	(1,249,576)	-
Net loss	$(5,236,359)	$(1,043,595)

Net loss applicable to common stockholders:
Net loss	$(5,236,359)	$(1,043,595)
Preferred stock dividends	(48,140)	(48,140)
Net loss applicable to common stockholders	$(5,284,499)	$(1,091,735)

Per share amounts (basic and diluted)	$(0.39)	$(0.08)

Weighted average shares of common stock outstanding	13,544,125	13,503,786

OASYS MOBILE, INC.

STATEMENTS OF OPERATIONS (UNAUDITED)

	Nine-Month Period Ended

	September 30, 2006	September 30, 2005
Revenues:
Wireless applications and contracts	$6,019,251	$5,833,777
Wireless license fees	24,750	8,700
Total revenues	6,044,001	5,842,477

Cost of revenues:
Wireless applications and contracts	3,367,298	2,848,552
Total cost of revenues	3,367,298	2,848,552
Gross profit	2,676,703	2,993,925

Operating expenses:
General and administrative	2,278,915	2,095,090
Research and development	2,726,776	2,237,974
Sales and marketing	3,039,366	1,143,196
Non-cash compensation ($540,096 general and
administrative, $108,846 research and development
and $268,318 sales and marketing)	917,260	27,729
Modification of warrants in conjunction with the
Securities Purchase Agreement	1,478,585	-
Non-cash consulting expense	20,000	15,608
Non-cash settlements	-	58,750
Total operating expenses	10,460,902	5,578,347
Loss from operations	(7,784,199)	(2,584,422)

Interest expense	(176,021)	(45,482)
Amortization of discount on debt and beneficial conversion feature	(3,707,980)	(851,332)
Net loss	$(11,668,200)	$(3,481,236)

Net loss applicable to common stockholders:
Net loss	$(11,668,200)	$(3,481,236)
Preferred stock dividends	(144,420)	(144,420)
Net loss applicable to common stockholders	$(11,812,620)	$(3,625,656)

Per share amounts (basic and diluted)	$(0.87)	$(0.27)

Weighted average shares of common stock outstanding	13,533,660	13,249,293

OASYS MOBILE, INC.

STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine-Month Period Ended
	September 30, 2006	September 30, 2005

Operating activities
Net loss	$(11,668,200)	$(3,481,236)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	46,830	35,294
Stock-based compensation	917,260	27,729
Common stock, options and warrants issued for services	—	161,446
Amortization of discount on debt and beneficial conversion feature	3,707,980	851,332
Modification of warrants in conjunction with the Securities Purchase Agreement	1,478,585	—
Amortization of restricted stock	20,000	—
Non-cash settlements	—	58,750
Changes in operating assets and liabilities:
Accounts receivable	(763,125)	(378,636)
Prepaid and other assets	(453,624)	25,545
Accounts payable and other accrued expenses	399,429	764,595
Accrued interest	330,084	—
Accrued salaries and related costs	1,990	6,393
Net cash used in operating activities	(5,982,791)	(1,928,788)

Investing activities
Purchases of equipment, software and furniture	(31,277)	(60,837)
Net cash used in investing activities	(31,277)	(60,837)

Financing activities
Proceeds from exercise of stock options and warrants	—	4,332,878
Proceeds from issuance of convertible debt	—	215,000
Payments of convertible debt	—	(1,640,000)
Principal payments on capital lease obligations	(9,362)	—
Principal payments on notes payable and short-term borrowings	—	(85,042)
Net cash (used in) provided by financing activities	(9,362)	2,822,836

Net (decrease) increase in cash	(6,023,430)	833,211
Cash at beginning of period	8,985,158	1,405,788
Cash at end of period	$2,961,728	$2,238,999

Supplemental disclosures of cash flow information
Cash paid for interest	$41,173	$47,527